News Release

Investor Relations Contact:	Media Relations Contact:
Jim Pirak	Diana McSweeney
Symetra	Symetra
(425) 256-8284	(425) 256-6167
Jim.Pirak@symetra.com	Diana.McSweeney@symetra.com

Symetra Life Insurance Company Files Application to Redomesticate
from Washington to Iowa

BELLEVUE, Wash. — (Jan. 14, 2014) — Symetra Financial Corporation (NYSE: SYA) today announced that applications have been filed with the Washington State Office of the Insurance Commissioner and Iowa Insurance Division to redomesticate (change jurisdiction of incorporation) its principal life insurance subsidiary — Symetra Life Insurance Company — from Washington to Iowa. The change in legal domicile is expected to occur mid-year, pending regulatory approvals. Symetra’s home office will remain in Bellevue, Wash. The company plans to open an office in Des Moines, Iowa and anticipates hiring 20–40 employees over the next two to four years as the company grows.

“After much consideration, our decision to change Symetra Life Insurance Company’s state of incorporation was driven by a complex, challenging and quickly changing regulatory environment,” said Tom Marra, president and chief executive officer of Symetra Financial Corporation. “We believe that the redomestication will further our efforts to grow and to diversify Symetra’s product portfolio and risk profile, by permitting the company to take advantage of the state-of-the-art statutes and regulations governing the life insurance industry in Iowa, where some of the industry’s biggest players are domiciled.”

Symetra expects the redomestication to Iowa to benefit its competitiveness through enhanced capabilities to offer product features and benefits in high demand by insurance consumers. Symetra does not expect the change in domicile to affect existing policyholders.

Symetra also announced its intention to file an application to redomesticate a smaller life insurance subsidiary, Symetra National Life Insurance Company, in the coming weeks. The company expressed appreciation to the Iowa Insurance Division and Washington State Office of the Insurance Commissioner for their cooperation in facilitating the redomestication.

“Symetra has had an excellent working relationship with the Washington State Office of the Insurance Commissioner. We have a long history in Washington, and we’re committed to maintaining our corporate headquarters here, which includes the nearly 900 employees in our home office,” said Marra. The company recently extended the lease on its Bellevue, Wash., location through 2025. “We look forward to working with the Iowa Insurance Division as we develop our presence in Iowa.”

About Symetra
Symetra Financial Corporation (NYSE: SYA) is a diversified financial services company based in Bellevue, Wash. In business since 1957, Symetra provides employee benefits, annuities and life insurance through a national network of benefit consultants, financial institutions and independent agents and advisors. For more information, visit www.symetra.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of current or historical facts, included or referenced in this release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the benefits of new initiatives and the growth of our business and operations, are forward-looking statements. The words “will,” “believe,” “plan,” “expect,” “anticipate,” and similar expressions also are intended to identify forward-looking statements. In particular, statements pertaining to the benefits management expects to accrue from the redomestication, and statements predicated on the approval of the applications to do so, are forward-looking in nature. Management cannot offer assurances that the applications will be approved, nor can we assure that the expected benefits will occur. Similarly, we cannot assure the reader that management will not deviate from the plans or expectations expressed herein. Factors that could cause us to deviate from our plans or fall short of our expectations regarding these matters include our ability to comply with the necessary regulatory requirements, the timing and substance of the appropriate regulatory approvals, and the possibility that we may incur unexpected costs or operational restrictions in connection with this process.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. Additional factors are described from time to time in Symetra’s filings with the U.S. Securities and Exchange Commission, including those in Symetra’s 2012 Annual Report on Form 10-K and the 2013 Quarterly Reports on Form 10-Q. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Symetra will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Symetra or its business or operations. Symetra assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

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